EXHIBIT 23.1

                      Callahan, Johnston & Associates, LLC
                Certified  Public  Accountants  and  Consultants



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We hereby consent to the inclusion of Callahan, Johnston & Associates, LLCs audit of the consolidated financial statements of Spiderboy International, Inc. as of April 30, 2003 and 2002 and the years ended April 30, 2003 and 2002 and our report thereon dated August 12, 2003 in the Form S-8 filing.


/s/ Callahan, Johnston & Associates, LLC

CALLAHAN, JOHNSTON & ASSOCIATES, LLC
Minneapolis, Minnesota
July 29, 2004




           7400 Lyndale Avenue South, Suite 140, Minneapolis, MN 55423
               Telephone: (612)861-0970        Fax: (612)861-5827
                          Email: cjacallahan@qwest.net


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